                                                                 Exhibit 12.2(c)

WEYERHAEUSER COMPANY AND SUBSIDIARIES
COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
(Dollar Amounts in Thousands)


                                                                             Thirteen Weeks
                                                                          Ended March 31, 2002
                                                                          --------------------

Available pro forma earnings:
     Pro forma earnings before pro forma interest expense,
     amortization of debt expense, income taxes and
     extraordinary item ..................................................      $231,435
     Add interest portion of pro forma rental expense ....................        12,949
                                                                                --------

     Available pro forma earnings                                               $244,384
                                                                                ========

Pro forma fixed charges:
     Pro forma interest expense incurred:
     Weyerhaeuser Company and subsidiaries
      excluding Weyerhaeuser Real Estate Company,
      Weyerhaeuser Financial Services, Inc. and
      Gryphon Investments of Nevada, Inc.
      and their subsidiaries .............................................      $204,972
     Weyerhaeuser Real Estate Company and
      consolidated subsidiaries ..........................................        13,157
     Weyerhaeuser Financial Services, Inc.
      and consolidated subsidiaries ......................................           575
     Gryphon Investments of Nevada, Inc. .................................             0
                                                                                --------

          Subtotal .......................................................       218,704
      Less intercompany interest .........................................           507
                                                                                --------

      Total pro forma interest expense incurred ..........................       218,197
                                                                                --------
      Pro forma amortization of debt expense .............................        12,000
                                                                                --------

     Pro forma rental expense:
     Weyerhaeuser Company and consolidated
      subsidiaries .......................................................        36,332
     Weyerhaeuser Real Estate Company and
      consolidated subsidiaries ..........................................         2,514
     Weyerhaueser Financial Services, Inc.
      and consolidated subsidiaries ......................................             0
     Gryphon Investments of Nevada, Inc. .................................             0
                                                                                --------
                                                                                  38,846
                                                                                --------

     Interest portion of pro forma rental expense ........................        12,949
                                                                                --------

      Pro forma fixed charges ............................................      $243,146
                                                                                ========
Pro forma ratio of earnings to fixed charges .............................          1.01x
                                                                                ========



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